As filed with the Securities and Exchange Commission on August 12, 1999.

                                                    Registration No. 333-78641
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                        CB Richard Ellis Services, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                                    62-1616016
-------------------------                                     -----------------
(State or other jurisdiction of                                (I.R.S. Employer
 incorporation or organization)                          Identification Number)

                         200 North Sepulveda Boulevard
                           El Segundo, CA 90245-4380
      -------------------------------------------------------------------
  (Address, including zip code, of Registrant's principal executive offices)

                               -----------------

                        1999 Employee Stock Option Plan
                        -------------------------------
                           (Full title of the plan)

                              Walter V. Stafford
              Senior Executive Vice President and General Counsel
                       353 Sacramento Street, Suite 1900
                            San Francisco, CA 94110
                                (415) 733-5500
                ----------------------------------------------
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

     The undersigned Registrant hereby removes and withdraws from registration 1,000,000 shares of the Registrant's Common Stock, constituting all of the unsold shares registered under this Registration Statement proposed to be issued pursuant to the Registrant's 1999 Employee Stock Option Plan, because such plan did not take effect and the Registrant will not be issued securities thereunder.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on July 30, 1999.

                           CB RICHARD ELLIS SERVICES, INC.


                           By:     /s/ Walter V. Stafford
                              ----------------------------------
                           Name:   Walter V. Stafford
                           Title:  Senior Executive Vice President
                                   and General Counsel

                               POWER OF ATTORNEY


         Each person whose signature appears below constitutes and appoints James J. Didion, John C. Haeckel, Walter V. Stafford and Debra L. Morris his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including Post-Effective Amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might of could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


              Signature                         Title                     Date
              ---------                         -----                     ----
     /s/ James J. Didion        Chief Executive Officer            May 13, 1999
------------------------------  and Director
        James J. Didion


     /s/ John C. Haeckel        Senior Executive Vice President,   May 13, 1999
------------------------------  Chief Financial Officer and
         John C. Haeckel        Treasurer

      /s/ Debra L. Morris       Executive Vice President and       May 13, 1999
------------------------------  Global Chief Accounting Officer
          Debra L. Morris       (Principal Accounting Officer)


    /s/ Stanton D. Anderson     Director                           May 12, 1999
------------------------------
      Stanton D. Anderson


                                Director
------------------------------
         Gary J. Beban

                                Director

------------------------------
          Richard C. Blum


                                Director
------------------------------
      Bradford M. Freeman


              Signature                         Title                     Date
              ---------                         -----                     ----


     /s/ Donald M. Koll         Director                           May 13, 1999
------------------------------
       Donald M. Koll


      /s/ Paul C. Leach         Director                           May 12, 1999
------------------------------
         Paul C. Leach


                                Director
------------------------------
      Frederic V. Malek


                                Director
------------------------------
      Peter V. Ueberroth


                                Director
------------------------------
    Ray Elizabeth Uttenhove


     /s/ W. Brett White         Director                           May 12, 1999
------------------------------
       W. Brett White


     /s/ Gary L. Wilson         Director                           May 13, 1999
------------------------------
        Gary L. Wilson

     /s/ Raymond E. Wirta       Director                           May 13, 1999
------------------------------
       Raymond E. Wirta